EXHIBIT 99

PRESS RELEASE - NOVEMBER 5, 2003

INTERPOOL, INC. ANNOUNCES PRELIMINARY UNAUDITED
FINANCIAL RESULTS

PRINCETON, NJ, November 5, 2003 – Interpool, Inc. (NYSE: IPX) today reported preliminary unaudited restated financial results for the years ended December 31, 2000 and 2001 and preliminary unaudited financial results for the year ended December 31, 2002. The Company also announced preliminary unaudited restated financial results for the quarter ended March 31, 2002 and preliminary unaudited financial results for the quarter ended March 31, 2003.

The preliminary unaudited financial results reported today show that for the quarter ended March 31, 2003, the most recent quarter available, Interpool had revenues of $89.8 million, compared to $74.4 million for the same quarter in 2002. Net income was $10.5 million in the first quarter of 2003, compared to $10.3 million in the first quarter of 2002.

For the year ended December 31, 2002, Interpool had revenues of $326.8 million, compared to $341.7 million for the year ended December 31, 2001. Net income was $9.1 million in 2002, compared to $33.0 million in 2001.

Interpool also announced that at September 30, 2003, its chassis fleet totaled approximately 206,000 units and its container fleet totaled approximately 870,000 TEUs (twenty-foot-equivalent units). Utilization at the end of the third quarter of 2003 was approximately 96% for the chassis fleet and 99% for the container fleet.

As previously announced, the release of Interpool’s financial results for 2002 and the filing of its Form 10-K for the year ended December 31, 2002 have been delayed since March because Interpool has been engaged in a restatement of its past financial statements to correct the accounting treatment for certain transactions. Complete financial statements, including footnotes, for the years ended December 31, 2000, 2001 and 2002 and the quarter ended March 31, 2003 are not currently available. As a result, Interpool is not yet able to file its Form 10-K for the year ended December 31, 2002 or its Form 10-Q for the quarter ended March 31, 2003 with the Securities and Exchange Commission (SEC).

The amounts set forth in Interpool’s preliminary unaudited financial statements, giving effect to the restatement, continue to be evaluated by the Company and will remain subject to change until the Company’s evaluation and the audits and review by Interpool’s independent auditors have been completed.

As previously announced, Interpool’s auditors, KPMG LLP, which replaced Arthur Andersen LLP during 2002, have not yet completed their audits of the Company’s 2000, 2001 and 2002 financial statements or their review of the Company’s March 31, 2003 interim quarterly results, and will not complete these audits or this review until after they receive and are able to review a final report of the special counsel engaged by Interpool’s audit committee to conduct an inquiry into the circumstances causing the Company’s financial statements to require restatement. This inquiry was conducted by the law firm of Morrison & Foerster LLP with the assistance of forensic accountants from Ernst & Young LLP. A preliminary written report of this inquiry has been prepared and furnished to the Company’s Board of Directors and KPMG and a final version of this report will be delivered to the Board and KPMG as soon as it is available.

Complete information about Interpool’s financial results for the years ended December 31, 2000, 2001 and 2002, including a description of the changes to Interpool’s previous financial statements resulting from the restatement, the recommendations made by the audit committee’s special counsel, changes made by Interpool in its internal procedures and controls, and the other steps being taken by Interpool to implement the special counsel’s recommendations, will be included in the Company’s Form 10-K for the year ended December 31, 2002. Interpool will file its 2002 Form 10-K as soon as possible but at the present time Interpool is unable to predict when this filing will be made.

Interpool noted that, as previously stated, the changes to its reported 2001 financial information resulting from its restatement are expected to amount to less than a 2% change in its originally reported stockholders' equity as of December 31, 2001.

In connection with the continued delay in the release of Interpool’s financial statements, Interpool requested that its lenders and other financial institutions provide further extensions of the waivers previously granted by these institutions to allow for late filing of Interpool’s financial statements and reports with the SEC. The Company has received all necessary waivers, most of which allow the Company to file the Form 10-K on or before January 9, 2004. Interpool is continuing to work actively with a few institutions, which initially granted only short-term waivers, to arrange to have these waivers extended through January 9, 2004, where possible.

Interpool is one of the world’s leading suppliers of equipment and services to the transportation industry. It is the world’s largest lessor of intermodal container chassis and a world-leading lessor of cargo containers used in international trade.

This Press Release contains certain forward-looking statements regarding future circumstances. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements, including in particular the risks and uncertainties described in the company’s SEC filings. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof.

Note: This press release and other press releases and information can be viewed at the Company's website at www.interpool.com

# # #

-TABLES FOLLOW-

                                 INTERPOOL, INC.
              PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS(1)
                                 (In thousands)
                                   (Unaudited)

                                                                 MARCH 31,                      DECEMBER 31,
                                                            2003           2002          2002       2001       2000
                                                            ----           ----          ----       ----       ----
ASSETS

Cash and short-term investments                          $125,812       $171,929      $170,613    $103,760   $157,224

Marketable securities                                          19            737         1,467         638        136

Accounts and notes receivable, net                         58,936         70,915        59,295      48,229     67,753

Net investment in direct financing leases                 404,290        281,343       338,785     281,419    220,413

Other receivables, net                                     37,391         43,978        38,933      55,275     51,714

Revenue producing equipment, net                        1,566,159      1,382,290     1,556,814   1,334,787  1,224,600

Other assets                                               87,612         95,037        85,342      94,372    127,925

Assets held for sale                                            0              0             0           0    354,002

Assets of business transferred under
 contractual agreement                                      1,774          7,818         3,302      11,561          0

                                                        ---------------------------- -----------------------------------
 TOTAL ASSETS                                           $2,281,993     $2,054,047    $2,254,551  $1,930,041 $2,203,767
                                                        ============================ ===================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                    $173,867        $72,210      $163,704     $75,586   $118,144

Income taxes                                               32,505         34,920        31,047      34,468     34,349

Deferred income                                             3,503            519         3,688         540        653

Debt and capital lease obligations                      1,605,324      1,470,841     1,597,211   1,354,680  1,631,985

Capital securities                                         75,000         75,000        75,000      75,000     75,000

Liabilities of business transferred under
  contractual agreement                                     1,774          5,771         3,302       6,544          0

Minority interest                                          33,115         26,332        33,560      26,339      1,951

STOCKHOLDERS' EQUITY                                      356,905        368,454       347,039     356,884    341,685

                                                        ---------------------------- -----------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $2,281,993     $2,054,047    $2,254,551  $1,930,041 $2,203,767
                                                        ============================ ===================================
(1)	The amounts set forth in the Company's preliminary unaudited financial statements, giving effect to the restatement, continue to be evaluated by the Company and will remain subject to change until the Company's evaluation and the audits and review by KPMG have been completed. Any necessary adjustments will be reflected in the Company's audited financial statements that will be included in the Company's Form 10-K for the year ended December 31, 2002 or the unaudited financial statements that will be included in the Company's Form 10-Q for the quarter ended March 31, 2003.

                                 INTERPOOL, INC.
           PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME(1)
                                 (In thousands)
                                   (Unaudited)

                                                                    THREE MONTHS ENDED                  YEARS ENDED
                                                                         MARCH 31,                      DECEMBER 31,
                                                                    2003           2002          2002       2001       2000
                                                                    ----           ----          ----       ----       ----

Revenues                                                          $89,831        $74,417      $326,787    $341,745   $287,453

Lease operating and administrative expenses                        30,217         21,819       107,382     126,765     94,240
Market value adjustment for derivative instruments                   (143)        (1,407)        5,806       8,096          0
Depreciation and amortization of leasing equipment                 24,036         19,617        86,050      79,679     66,076
Other (income)/expense, net                                          (649)         2,219        15,960        (388)     2,958
                                                                     -----         -----        ------        -----     -----

Earnings before interest and taxes                                 36,370         32,169       111,589     127,593    124,179
Interest expense, net                                              24,404         21,576       103,735      88,830     70,572
                                                                   ------         ------       -------      ------     ------

Income before taxes and change in acctg. principle                 11,966         10,593         7,854      38,763     53,607

(Benefit)/provision for income taxes                                1,496            301        (1,202)      5,769      8,984
                                                                    -----            ---        -------      -----      -----

Income before change in acctg. principle                           10,470         10,292         9,056      32,994     44,623

Cumulative effect of change in acctg. principle, net of
   applicable taxes of $440 (2)                                         0              0             0           0        660

                                                                -------------  ------------- -----------------------------------
NET INCOME                                                        $10,470        $10,292        $9,056     $32,994    $45,283
                                                                =============  ============= ===================================
(1)	The amounts set forth in the Company's preliminary unaudited financial statements, giving effect to the restatement, continue to be evaluated by the Company and will remain subject to change until the Company's evaluation and the audits and review by KPMG have been completed. Any necessary adjustments will be reflected in the Company's audited financial statements that will be included in the Company's Form 10-K for the year ended December 31, 2002 or the unaudited financial statements that will be included in the Company's Form 10-Q for the quarter ended March 31, 2003.

(2)	For 2000, represents a change in the Company's accounting for its maintenance and repairs expense from an accrual to cash basis.